LONG BEACH SECURITIES CORP.

$2,919,693,000 (Approximate)
Long Beach Mortgage Loan Trust 2006-2
Asset-Backed Certificates
Series 2006-2

UNDERWRITING AGREEMENT

February 24, 2006

Greenwich Capital Markets, Inc. 600 Steamboat Road Greenwich, CT 06830 WaMu Capital Corp. 1201 3rd Avenue, WMT 0626 Seattle, Washington 98101	Lehman Brothers Inc. 745 Seventh Avenue New York, NY 10019-6801

Ladies and Gentlemen:

Long Beach Securities Corp., a Delaware corporation (the “Depositor”), has authorized the issuance and sale of Long Beach Mortgage Loan Trust 2006-2, Asset-Backed Certificates, Series 2006-2, Class I-A, Class II-A1, Class II-A2, Class II-A3, Class II-A4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates (collectively, the “Underwritten Certificates”) and the Class B, Class C, Class P, Class R, Class R-CX and Class R-PX Certificates (collectively, the “Non-Offered Certificates” and, together with the Underwritten Certificates, the “Certificates”).

Only the Underwritten Certificates are being purchased by the underwriters named in Schedule A hereto (the “Underwriters”), and the Underwriters are purchasing, severally, only the Underwritten Certificates set forth opposite their names in Schedule A, except that the amounts purchased by the Underwriters may change in accordance with Section 11 of this Agreement. Greenwich Capital Markets, Inc. (“Greenwich”) and WaMu Capital Corp. (“WCC”) each are acting as representatives of the Underwriters and in such capacity each is hereinafter referred to as a “Representative.”

The Certificates will be issued pursuant to a pooling and servicing agreement (the “Pooling and Servicing Agreement”), to be dated as of March 1, 2006 among the Depositor as depositor, Long Beach Mortgage Company as master servicer (in such capacity, the “Master Servicer”), and Deutsche Bank National Trust Company as Trustee (in such capacity, the “Trustee”). The Underwritten Certificates are more fully described in a Registration Statement (as such term is defined in Section 1(i)(a)) which the Depositor has furnished to the Underwriters.

The Certificates will evidence fractional undivided interests in the trust formed pursuant to the Pooling and Servicing Agreement (the “Trust”). The assets of the Trust will initially include, among other things, a pool (the “Mortgage Pool”) of first and second lien, fixed-rate and adjustable-rate residential mortgage loans delivered on the Closing Date (as defined below) (the “Mortgage Loans”), the rights of the Trustee under all insurance policies relating to the Trust or its assets, certain rights of the Depositor under the Mortgage Loan Purchase Agreement (as defined below), and such amounts as may be held by the Trustee in any other accounts held by the Trustee for the Trust. A form of the Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement. The Long Beach Mortgage Loan Trust 2006-2, Asset-Backed Certificates, Series 2006-2 will, to the extent described in the Prospectus Supplement, also be entitled to payments pursuant to a swap agreement between the Trust and the counterparties thereto and the related novation (a “Swap Agreement”).

Pursuant to the Mortgage Loan Purchase Agreement, to be dated as of February 24, 2006 (the “Mortgage Loan Purchase Agreement”), between Long Beach Mortgage Company, as seller (in such capacity, the “Seller”) and the Depositor, the Seller will transfer to the Depositor all of its right, title and interest in and to the Mortgage Loans, all scheduled payments due on the Mortgage Loans after the Cut-off Date and all unscheduled collections in respect of the Mortgage Loans received after the Cut-off Date (other than the portion of such collections due on or before the Cut-off Date), the collateral securing each Mortgage Loan. Pursuant to the Pooling and Servicing Agreement, the Depositor will transfer to the Trust all of its right, title and interest in and to the Mortgage Loans, all scheduled payments due on the Mortgage Loans after the Cut-off Date and all unscheduled collections in respect of the Mortgage Loans received after the Cut-off Date (other than the portion of such collections due on or before the Cut-off Date) and the collateral securing each Mortgage Loan.

At or prior to the time when sales to purchasers of the Underwritten Certificates were first made (the “Time of Sale”), the Depositor had prepared the Long Beach Preliminary Prospectus dated February 24, 2006 (the “Time of Sale Information”). If, subsequent to the date of this Agreement, the Depositor and the Underwriters have determined that the Long Beach Preliminary Prospectus included an untrue statement of material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and have terminated their old purchase contracts and entered into new purchase contracts with purchasers of the Underwritten Certificates, then “Time of Sale Information” will refer to the Long Beach Preliminary Prospectus, as amended or supplemented (the “Corrected Long Beach Preliminary Prospectus”).

Capitalized but undefined terms shall have the meanings set forth in the Pooling and Servicing Agreement.

SECTION 1. Representations and Warranties. The Depositor represents and warrants to, and agrees with the Underwriters that as of the date hereof and as of the Closing Date:

(a)           A Registration Statement on Form S-3 (No. 333-109318), has (i) been prepared by the Depositor in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) thereunder (the “Rules and Regulations”), (ii) been filed with the Commission under the Securities Act and (iii) become effective and is still effective as of the date hereof under the Securities Act. Copies of such Registration Statement have been delivered by the Depositor to the Underwriters. As used in this Agreement, “Effective Time” means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Registration Statement” means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; “Basic Prospectus” means such base prospectus dated February 10, 2004; “Prospectus Supplement” means the final prospectus supplement relating to the Underwritten Certificates, to be filed with the Commission pursuant to paragraphs (2), (3) or (5) of Rule 424(b) of the Rules and Regulations and “Preliminary Prospectus Supplement” means the preliminary prospectus supplement, as amended or supplemented, relating to the Underwritten Certificates to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. “Long Beach Preliminary Prospectus” or “Preliminary Prospectus” means the Basic Prospectus together with the Preliminary Prospectus Supplement. “Long Beach Prospectus” or “Prospectus” means the Basic Prospectus together with the Prospectus Supplement. Reference made herein to the Long Beach Preliminary Prospectus or the Long Beach Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Preliminary Prospectus or the Prospectus, as applicable, and any reference to any amendment or supplement to the Long Beach Preliminary Prospectus or the Long Beach Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the “Exchange Act”) after the date of the Long Beach Preliminary Prospectus or the Long Beach Prospectus, as applicable, and incorporated by reference in the Long Beach Preliminary Prospectus or the Long Beach Prospectus, as applicable, and any reference to any amendment to the Registration Statement shall be deemed to include any report of the Depositor filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Time that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Long Beach Preliminary Prospectus or Long Beach Prospectus or the effectiveness of the Registration Statement and no proceedings for such purpose are pending or, to the Depositor’s knowledge, threatened by the Commission. There are no contracts or documents of the Depositor which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement. The conditions for use of Form S-3, as set forth in the General Instructions thereto, have been satisfied.

(b)           The Registration Statement, the Long Beach Preliminary Prospectus and the Long Beach Prospectus, as applicable, conform, and any further amendments or supplements to the Registration Statement, the Long Beach Preliminary Prospectus or the Long Beach Prospectus will conform, when they become effective or are filed with the Commission, as the case may be, in all respects to the requirements of the Securities Act and the Rules and Regulations. The Registration Statement, as of the Effective Date thereof and of any amendment thereto as of the date it became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Long Beach Prospectus, as of its date, and as amended or supplemented as of the Closing Date, and the Time of Sale Information as of the Time of Sale, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to (i) information contained in or omitted from the Registration Statement, the Long Beach Preliminary Prospectus or the Long Beach Prospectus in reliance upon and in conformity with information furnished to the Depositor in writing by any Underwriter expressly for use therein as stated in Section 8(b) hereof, or (ii) any information contained in any Underwriter Free Writing Prospectus (as defined in Section 9(a) below), except, in the case of this clause (ii), to the extent such information is Issuer Information (as defined in Section 9(e)(i)) or included in the Issuer Free Writing Prospectus (as defined in Section 9(b)(ii)), the Long Beach Preliminary Prospectus or the Long Beach Prospectus or contains such an untrue statement or omission as a result of a Pool Error (as defined in Section 8(a) below) or (iii) any information omitted from the Long Beach Preliminary Prospectus pursuant to Rule 430B under the Securities Act. It is understood and acknowledged, for purposes of this Section 2(b), that the only information furnished to the Depositor in writing by any Underwriter expressly for use in the Registration Statement, the Long Beach Preliminary Prospectus or the Long Beach Prospectus is the information relating to such Underwriter under the caption “Method of Distribution” in the Preliminary Prospectus Supplement or the Prospectus Supplement. The Issuer Information (as defined in Section 9(e)(i)), the Issuer Free Writing Prospectus (as defined in Section 9(b)(ii)) and any static pool information that is provided in connection with the offering of the Underwritten Certificates but that is deemed excluded from the registration statement and prospectus pursuant to Regulation AB Item 1105(d) (“Static Pool Information”), each as of its date, did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           The documents incorporated by reference in the Long Beach Preliminary Prospectus or the Long Beach Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations; and any further documents so filed and incorporated by reference in the Long Beach Preliminary Prospectus or the Long Beach Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all materials respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations thereunder.

(d)           The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business so requires such standing. The Depositor has all power and authority necessary to own or hold its properties, to conduct the business in which it is engaged and to enter into and perform its obligations under this Agreement, the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement (collectively, the “Agreements”) and to cause the Certificates to be issued.

(e)           There are no actions, proceedings or investigations pending with respect to which the Depositor has received service of process before or threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject (a) which if determined adversely to the Depositor would have a material adverse effect on the business or financial condition of the Depositor, (b) asserting the invalidity of any of the Agreements or the Certificates, (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by any of the Agreements or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of any of the Agreements or the Certificates.

(f)           This Agreement has been, and the other Agreements when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Depositor, and this Agreement constitutes, and the other Agreements when executed and delivered as contemplated herein will constitute, legal, valid and binding instruments enforceable against the Depositor in accordance with their respective terms, subject as to enforceability to (x) applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally, (y) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and (z) with respect to rights of indemnity under any of the Agreements, limitations of public policy under applicable securities laws.

(g)           The execution, delivery and performance of the Agreements by the Depositor and the consummation of the transactions contemplated hereby and thereby, and the issuance and delivery of the Certificates do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party, by which the Depositor is bound or to which any of the properties or assets of the Depositor or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Agreements, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Depositor or its ability to perform its obligations under any of the Agreements.

(h)           The direction by the Depositor to the Trustee to execute, authenticate, issue and deliver the Certificates has been duly authorized by the Depositor, and, assuming the Trustee has been duly authorized to undertake such actions, when executed, authenticated, issued and delivered by the Trustee, in accordance with the Pooling and Servicing Agreement, the Certificates will be validly issued and outstanding and the holders of the Certificates will be entitled to the rights and benefits of the Certificates as provided by the Pooling and Servicing Agreement.

(i)           No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States is required for the issuance of the Certificates and the sale of the Underwritten Certificates to the Underwriters, or the consummation by the Depositor of the other transactions contemplated by the Agreements except such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Underwritten Certificates by the Underwriters or as have been obtained.

(j)           At the time of the execution and delivery of the Pooling and Servicing Agreement, the Depositor will: (i) have equitable title to the interest in the Mortgage Loans conveyed by the Seller, free and clear of any lien, mortgage, pledge, charge, encumbrance, adverse claim or other security interest (collectively, “Liens”); (ii) not have assigned to any person (other than the Trustee) any of its right, title or interest in the Mortgage Loans and (iii) have the power and authority to sell its interest in the Mortgage Loans to the Trustee and to sell the Underwritten Certificates to the Underwriters. Upon execution and delivery of the Pooling and Servicing Agreement by the Trustee, the Trustee will have acquired beneficial ownership of all of the Depositor’s right, title and interest in and to the Mortgage Loans. Upon delivery to the Underwriters of the Underwritten Certificates, the Underwriters will have good title to the Underwritten Certificates free of any Liens.

(k)           As of the Cut-off Date, each of the Mortgage Loans will meet the eligibility criteria described in the Long Beach Preliminary Prospectus and the Long Beach Prospectus and will conform to the descriptions thereof contained in the Long Beach Preliminary Prospectus and the Long Beach Prospectus.

(l)           Neither the Depositor nor the Trust is an “investment company” within the meaning of such term under the Investment Company Act of 1940 (the “1940 Act”) and the rules and regulations of the Commission thereunder.

(m)           At the Closing Date, the Underwritten Certificates and the Pooling and Servicing Agreement will conform in all material respects to the descriptions thereof contained in the Long Beach Preliminary Prospectus and the Long Beach Prospectus.

(n)           Any taxes, fees and other governmental charges in connection with the execution, delivery and issuance of the Agreements and the Certificates have been paid or will be paid at or prior to the Closing Date.

(o)           Since the date as of which information is given in the Long Beach Preliminary Prospectus, there has not been any material adverse change in the general affairs, management, financial condition, or results of operations of the Depositor or the Seller, otherwise than as set forth or contemplated in the Long Beach Preliminary Prospectus or the Long Beach Prospectus, each as supplemented or amended as of the Closing Date.

(p)           Any certificate signed by an officer of the Depositor and delivered to a Representative or counsel for the Underwriters in connection with an offering of the Underwritten Certificates shall be deemed, and shall state that it is, a representation and warranty as to the matters covered thereby to each person to whom the representations and warranties in this Section 1 are made.

(q)           The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended.

(r)           The Depositor is not, and on any date on or after which the first bona fide offer of the Certificates is made will not be, an “ineligible issuer,” as defined in Rule 405 under the Securities Act. The Depositor will in all material respects comply with all applicable laws and regulations in connection with the use of the Issuer Free Writing Prospectus (as defined in Section 9(b)(ii).

SECTION 2. Purchase and Sale. The commitment of the Underwriters to purchase the Underwritten Certificates pursuant to this Agreement shall be deemed to have been made on the basis of the representations, warranties, agreements and covenants herein contained and shall be subject to the terms and conditions herein set forth. The Depositor agrees to instruct the Trustee to issue the Certificates and agrees to sell to the Underwriters the Underwritten Certificates and the Underwriters agree (except as provided in Sections 11 and 12 hereof) severally and not jointly to purchase from the Depositor the aggregate initial principal amounts or percentage interests of the Underwritten Certificates of each Class, as set forth under such Underwriter’s name on, or as otherwise described in, Schedule A, at the purchase price or prices set forth on Schedule A.

SECTION 3. Delivery and Payment. Delivery of and payment for the Underwritten Certificates shall be made at the offices of Heller Ehrman LLP, Seattle, Washington, or at such other place as shall be agreed upon by the Representatives and the Depositor at 10:00 A.M. New York time on March 7, 2006, or at such other time or date as shall be agreed upon in writing by the Representatives and the Depositor (such date being referred to as the “Closing Date”). Payment shall be made to the Depositor by wire transfer of same day funds payable to the account of the Depositor. Delivery of the Underwritten Certificates shall be made to Greenwich for the accounts of the several Underwriters against payment of the purchase price thereof. The Underwritten Certificates so delivered will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of the beneficial owners of the Underwritten Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under the limited circumstances specified in the Pooling and Servicing Agreement.

SECTION 4. Offering by the Underwriters. It is understood that, subject to the terms and conditions hereof, the several Underwriters propose to offer the Underwritten Certificates for sale to the public as set forth in the Long Beach Preliminary Prospectus and that the Underwriters will not offer, sell or otherwise distribute the Underwritten Certificates (except for the sale thereof in exempt transactions) in any state in which the Underwritten Certificates are not exempt from registration under state securities laws or Blue Sky laws (except where the Underwritten Certificates will have been qualified for offering and sale at the direction of the Underwriters under such state securities laws or Blue Sky laws). In connection with such offering(s), the Underwriters agree to provide the Depositor with information related to the offer and sale of the Underwritten Certificates that is reasonably requested by the Depositor, from time to time (but not after three years from the Closing Date), and necessary for complying with its tax reporting obligations, including, without limitation, the issue price of the Underwritten Certificates.

Each Underwriter agrees that it will not sell or transfer any Underwritten Certificate or interest therein in the initial sale or transfer of such Underwritten Certificate by the Underwriter in an amount less than the minimum denomination for such Underwritten Certificate to be set forth in the Long Beach Preliminary Prospectus.

SECTION 5. Agreements.

(a)           The Depositor agrees as follows:

(i)       To prepare the Long Beach Preliminary Prospectus and the Long Beach Prospectus in a form approved by the Underwriters and to file such Long Beach Preliminary Prospectus and Long Beach Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the availability of the Long Beach Preliminary Prospectus and the Long Beach Prospectus, as applicable, to the Underwriters; to make no further amendment or any supplement to the Registration Statement, the Long Beach Preliminary Prospectus or the Long Beach Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective prior to the termination of the offering of the Underwritten Certificates or any supplement to the Long Beach Preliminary Prospectus or the Long Beach Prospectus or any amended Long Beach Preliminary Prospectus or amended Long Beach Prospectus has been filed and to furnish the Underwriters or its counsel with copies thereof without charge; to file promptly all reports and any definitive proxy or information statements required to be filed by the Depositor with the Commission pursuant to Section 13(a), 13(c), 14 or l5(d) of the Exchange Act subsequent to the date of the Long Beach Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Underwritten Certificates; to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order or the institution of or, to the knowledge of the Depositor, the threatening of any proceeding for such purpose, or of: (i) any order preventing or suspending the use of the Long Beach Prospectus; (ii) the suspension of the qualification of the Underwritten Certificates for offering or sale in any jurisdiction; (iii) the initiation of or threat of any proceeding for any such purpose or (iv) any request by the Commission for the amending or supplementing of the Registration Statement or the Long Beach Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Long Beach Prospectus or suspending any such qualification, the Depositor promptly shall use its best efforts to obtain the withdrawal of such order by the Commission.

(ii)       [Reserved].

(iii)       To deliver promptly to the Underwriters without charge such number of the following documents as the Underwriters shall reasonably request: (i) the Long Beach Preliminary Prospectus, the Long Beach Prospectus and any amended or supplemented Long Beach Preliminary Prospectus or Long Beach Prospectus; and (ii) any document incorporated by reference in the Long Beach Preliminary Prospectus or the Long Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of ninety days after the Closing Date in connection with the offering or sale of the Underwritten Certificates, and if at such time any events shall have occurred as a result of which the Long Beach Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Long Beach Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Long Beach Prospectus or to file under the Exchange Act any document incorporated by reference in the Long Beach Prospectus in order to comply with the Securities Act or the Exchange Act, the Depositor shall notify the Underwriters and, upon any Underwriter’s request, shall file such document and prepare an amended Long Beach Prospectus or a supplement to the Long Beach Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required to deliver a prospectus in connection with sales of any of the Underwritten Certificates at any time ninety days or more after the Effective Time, upon the request of the Underwriters but at their expense, the Depositor shall prepare and deliver to the Underwriters an amended or supplemented Long Beach Prospectus complying with Section 10(a)(3) of the Securities Act.

(iv)       To file promptly with the Commission any amendment to the Registration Statement, the Long Beach Preliminary Prospectus or the Long Beach Prospectus or any supplement to the Long Beach Prospectus that may, in the judgment of the Depositor or the Underwriters, be required by the Securities Act or requested by the Commission. Neither the Underwriters’ consent to nor their distribution of any amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

(v)       To furnish the Underwriters and counsel for the Underwriters, prior to filing with the Commission, and to obtain the consent of the Underwriters for the filing of the following documents relating to the Underwritten Certificates: (i) any Post-Effective Amendment to the Registration Statement or supplement to the Long Beach Prospectus, or document incorporated by reference in the Long Beach Prospectus or (ii) the Long Beach Preliminary Prospectus and the Long Beach Prospectus pursuant to Rule 424 of the Rules and Regulations.

(vi)       To use commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Underwritten Certificates for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States or elsewhere as the Underwriters may reasonably designate, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Underwritten Certificates. The Depositor shall file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Underwritten Certificates have been so qualified; provided, however, that the Depositor shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(vii)       [Reserved].

(viii)       So long as the Underwritten Certificates shall be outstanding, the Depositor shall cause the Trustee, pursuant to the Pooling and Servicing Agreement, to deliver to the Underwriters as soon as such statements are furnished to the Trustee: (i) the annual statement as to compliance delivered to the Trustee pursuant to Section 3.20 of the Pooling and Servicing Agreement; (ii) the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.21 of the Pooling and Servicing Agreement; (iii) the monthly servicing report furnished to the Trustee pursuant to Section 4.03 of the Pooling and Servicing Agreement and (iv) the monthly reports made available by the Trustee to the Certificateholders pursuant to Section 4.08(a)(i) of the Pooling and Servicing Agreement.

(b)           Each Underwriter hereby represents and agrees, severally and not jointly, that in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Certificates to the public in that Relevant Member State at any time:

(i)       to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)       to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)       in any other circumstances which do not require the publication by the Depositor of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this representation, the expression an “offer of the Certificates to the public” in relation to any Certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Certificates to be offered so as to enable an investor to decide to purchase or subscribe the Certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Each Underwriter, severally and not jointly, hereby further represents and agrees, with respect to the United Kingdom, that:

(i)       it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the Financial Services and Markets Act does not apply to the Issuer; and

(ii)       it has complied and will comply with all applicable provisions of the Financial Services and Markets Act with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom.

(c)           The Depositor and the Underwriters acknowledge and agree that:

(i)       the transaction contemplated by this Agreement is an arm's length commercial transaction between the Depositor and the Underwriters,

(ii)       in connection therewith with respect to all aspects of the transaction contemplated herein, each Underwriter is acting as a principal and not the agent or fiduciary of the Depositor, and

(iii)       none of the Underwriters has assumed an advisory responsibility in favor of the Depositor with respect to the transaction contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Depositor on other matters) or any other obligation to the Depositor except the obligations expressly set forth in this Agreement.

SECTION 6. Conditions to the Underwriters’ Obligation. The obligations of the Underwriters hereunder to purchase the Underwritten Certificates pursuant to this Agreement are subject to the following conditions as of the Closing Date:

(a)           Each of the obligations of the Depositor and the Seller required to be performed by the Depositor and Seller, respectively, on or prior to the Closing Date pursuant to the terms of the Agreements shall have been duly performed and complied with and all of the representations and warranties of the Depositor and the Seller under any of the Agreements and statements made by either the Depositor or Seller in any certificate delivered pursuant to any of the Agreements shall be true and correct as of the Closing Date and no event shall have occurred which, with notice or the passage of time or both, would constitute a default under any of the Agreements, and the Representatives shall have received certificates to the effect of the foregoing and certificates as to the accuracy of the written statements made pursuant to the provisions of this Section, each signed by an authorized officer of the Depositor and the Seller, respectively.

(b)           Prior to the Closing Date, (i) the Depositor shall have received confirmation of the effectiveness of the Registration Statement and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, shall be contemplated by the Commission. Any request of the Commission for inclusion of additional information in the Registration Statement or the Long Beach Prospectus shall have been complied with.

(c)           The Representatives shall have received (i) a copy of a letter from Deloitte & Touche LLP, dated on or before the date of the Issuer Free Writing Prospectus (as defined in Section 9(b)(ii)) reflecting the performance of the procedures previously agreed to by the Depositor and Deloitte & Touche LLP with respect to the Mortgage Loans, and (ii) a copy of a letter from Deloitte & Touche LLP, dated on or before the date of the Long Beach Preliminary Prospectus (a) regarding certain numerical information contained or incorporated by reference in the Long Beach Preliminary Prospectus and (b) reflecting the performance of the procedures previously agreed to by the Depositor and Deloitte & Touche LLP with respect to the Mortgage Loans and (iii) a bring down letter relating to the Long Beach Prospectus, dated on or before the date of the Long Beach Prospectus, from Deloitte & Touche LLP with respect to the letter described in (ii).

(d)           The Mortgage Loans will be acceptable to Moody’s Investors Service, Inc. (“Moody’s”), Fitch, Inc. (“Fitch”) and Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. (“S&P”), in their sole discretion.

(e)           The Representatives shall have received the following additional closing documents, in form and substance satisfactory to the Representatives and their counsel:

(i)       the Agreements and all documents required thereunder, duly executed and delivered by each of the parties thereto other than the Underwriters and their affiliates;

(ii)       an officer’s certificate of an officer of the Seller and an officer’s certificate of an officer of the Depositor, in each case, dated as of the Closing Date and reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters with resolutions of the applicable board of directors and a copy of the charter and by-laws of the Seller and the Depositor, as applicable;

(iii)       an opinion of in-house counsel to the Seller and the Depositor, reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, dated the Closing Date, as to various matters;

(iv)       an opinion of Heller Ehrman LLP, counsel to the Seller and the Depositor, dated the Closing Date, reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, as to various matters including a negative assurance letter regarding the Long Beach Preliminary Prospectus and the Long Beach Prospectus;

(v)       an opinion of Thacher Proffitt & Wood LLP, counsel to the Underwriters, dated the Closing Date, reasonably satisfactory in form and substance to the Underwriters, as to various matters including a negative assurance letter regarding the Long Beach Preliminary Prospectus and the Long Beach Prospectus;

(vi)       such opinions of Heller Ehrman LLP, counsel to the Seller and the Depositor, in forms reasonably satisfactory to the Representatives, counsel for the Underwriters, Moody’s, Fitch and S&P as to such additional matters not opined to in the opinion delivered pursuant to clause (iv) above as shall be required for the assignment by Moody’s, Fitch and S&P of such ratings to the Underwritten Certificates as described below;

(vii)       a letter from Moody’s, Fitch and S&P that they have assigned the following ratings:

	S&P	Moody’s	Fitch
I-A	AAA	Aaa	AAA
II-A1	AAA	Aaa	AAA
II-A2	AAA	Aaa	AAA
II-A3	AAA	Aaa	AAA
II-A4	AAA	Aaa	AAA
M-1	AA+	Aa1	AA+
M-2	AA	Aa2	AA+
M-3	AA	Aa3	AA
M-4	AA-	A1	AA-
M-5	A+	A2	A+
M-6	A	A3	A-
M-7	A-	Baa1	BBB+
M-8	BBB+	Baa2	BBB
M-9	BBB	Baa3	BBB-
M-10	BBB-	Ba1	BB+

(viii)       an opinion of counsel of the Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, counsel for the Underwriters, Moody’s, Fitch and S&P; and

(ix)       an officer’s certificate of an officer of the Trustee, dated as of the Closing Date, reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(f)           All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(g)           The Seller and the Depositor shall have furnished the Representatives with such other certificates of its officers or others and such other documents or opinions as the Representatives or counsel for the Underwriters may reasonably request.

(h)           Subsequent to the execution and delivery of this Agreement none of the following shall have occurred: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a banking moratorium shall have been declared by Federal or New York state authorities; (iii) the engagement of the United States in hostilities, or the escalation of such hostilities or declaration by the United States of a national emergency or war or other calamity or crisis; (iv) any downgrading in the rating of any debt securities of the Seller, if any, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) shall have occurred, (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets of the United States shall be such) which is material and adverse, and in the case of any of the events specified in clauses (iii) and (v), such event makes it in the judgment of the Representatives, impractical or inadvisable to proceed with the public offering or the delivery of the Underwritten Certificates on the terms and in the manner contemplated in the Long Beach Preliminary Prospectus and the Long Beach Prospectus or (vi) any downgrading in the rating of the counterparty under the Swap Agreement by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(i)           The Depositor shall have furnished to the Representatives copies of any certificates, opinions or other closing documents delivered to any of Moody’s, Fitch or S&P.

(j)           The Swap Agreement shall have been issued, and the other documents and opinions of counsel relating thereto shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(k)           The Representatives shall have received (i) a copy of a letter from Deloitte & Touche LLP, addressed to the Depositor, dated as of a date not more than 135 days prior to the date of first use of the Long Beach Preliminary Prospectus, reflecting the performance of the procedures previously agreed to by the Depositor and Deloitte & Touche LLP with respect to the static pool information contained on the Depositor’s static pool website and/or filed with the Commission for securitized mortgage pools issued on or after January 1, 2006 and/or vintage origination years commencing on or after January 1, 2006, as applicable, which is incorporated into the Long Beach Preliminary Prospectus and the Long Beach Prospectus and (ii) a bring down letter, dated the Closing Date, from Deloitte & Touche LLP with respect to the letter described in (i), which shall be addressed to the Representatives provided that the Underwriters shall have complied with any reasonable requests of Deloitte & Touche LLP as a condition thereto.

If any condition, specified in this Section 6 shall have not been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Sections 7, 8, 9, 10 and 15.

SECTION 7. Payment of Expenses. The Depositor and the Seller agree to pay: (i) the costs incident to the authorization, issuance, sale and delivery of the Certificates and any taxes payable in connection therewith; (ii) the costs incident to the preparation and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), the Long Beach Preliminary Prospectus, the Long Beach Prospectus and any amendment or supplement to the Long Beach Preliminary Prospectus or the Long Beach Prospectus, any Issuer Free Writing Prospectus (as defined in Section 9(b)(ii)) or any document incorporated by reference therein, all as provided in this Agreement; (iv) the costs of reproducing and distributing this Agreement and any other related agreements; (v) any fees charged by securities rating services for rating the Certificates; (vi) the cost of accountants’ comfort letters relating to the Long Beach Preliminary Prospectus, the Long Beach Prospectus and any Issuer Free Writing Prospectus prepared by or on behalf of the Depositor and the bring down letter to be delivered pursuant to Section 6(c) hereof; (vii) the cost of the accountants’ comfort letter relating to static pool information prepared by or on behalf of the Depositor and the bring down letter to be delivered pursuant to Section 6(k); (viii) any expenses incurred in connection with the filing, if required, of any Underwriter Free Writing Prospectus prepared by or on behalf of the Underwriters with the Commission; (ix) the reasonable fees and expenses of its counsel, accountants and any other experts or advisors retained by the Depositor; (x) commercially reasonable expenses related to the qualification of the Underwritten Certificates under the state securities or Blue Sky laws, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky memoranda; (xi) the fees and expenses of the Trustee and its counsel (other than such ongoing fees or expenses which are provided for pursuant to the terms of the Pooling and Servicing Agreement); and (xii) all other costs and expenses incidental to the performance of the obligations of the Depositor and the Seller; provided that, except as provided in this Section 7, the Underwriters shall pay their own costs and expenses, including (x) the costs and expenses of their counsel, except as otherwise mutually agreed, (y) any transfer taxes on the Underwritten Certificates which they may sell, and (z) the expenses of advertising any offering of the Underwritten Certificates made by the Underwriters.

If this Agreement is terminated because of a breach by the Depositor of any covenant or agreement hereunder or the failure of any closing condition set forth in Section 6 (other than the failure of the closing condition set forth in Section 6(h)(i), 6(h)(ii), 6(h)(iii) or 6(h)(v) to be met), the Depositor shall cause the Underwriters to be reimbursed for all reasonable out-of-pocket expenses, including fees and disbursements of Thacher Proffitt & Wood LLP, counsel for the Underwriters.

SECTION 8. Indemnification and Contribution.

(a) The Depositor indemnifies and holds harmless each Underwriter, each Underwriter’s respective officers and directors and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)       against any and all losses, claims, expenses, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof including, but not limited to, any loss, claim, expense, damage or liability related to purchases and sales of the Underwritten Certificates) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Long Beach Preliminary Prospectus, the Long Beach Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (B) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Information (as defined in Section 9(e)(i)), Issuer Free Writing Prospectus (as defined in Section 9(b)(ii)) or Static Pool Information, as of its date, or any error in the information concerning the characteristics of the Mortgage Loans furnished by the Depositor to the Underwriters (any such information, the “Pool Information”), or, in the case of an Issuer Free Writing Prospectus, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Depositor will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability (x) arises out of or is based upon an untrue statement or omission, or alleged untrue statement or omission, made in any of such documents in reliance upon and in conformity with any Underwriters’ Information or (y) is directly related to any Underwriter’s failure to comply with its obligation under Section 9(p);

For purposes hereof, as to each Underwriter, the term “Underwriters’ Information” with respect to the Depositor, shall mean the information relating to such Underwriter in the Long Beach Preliminary Prospectus or the Long Beach Prospectus Supplement under the caption “Method of Distribution”.

(ii)       against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Depositor; and

(iii)       against any and all expense whatsoever (including the fees and disbursements of counsel chosen by any such Underwriter, subject to Section 8(c) below), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or clause (ii) above.

This indemnity agreement will be in addition to any liability which the Depositor and the Seller may otherwise have.

(b)           Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Depositor, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, expenses, damages or liabilities to which the Depositor or any such director, officer or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Underwriter Free Writing Prospectus, as of its date, or any omission or alleged omission to state in such Underwriter Free Writing Prospectus a material fact or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except to the extent that such misstatements are the result of (x) a Pool Error that was not corrected by information subsequently supplied by the Depositor to the Underwriters at any time prior to the Time of Sale to the applicable investor of the Underwritten Certificates, (y) any information that is contained in Issuer Information (as defined in Section 9(e)(i), any Issuer Free Writing Prospectus (as defined in Section 9(b)(ii)), any Static Pool Information, the Long Beach Preliminary Prospectus or the Long Beach Prospectus, including any information incorporated therein by reference (other than information incorporated by reference from the Underwriter Free Writing Prospectus) or (z) any information that is contained in Pool Information, (ii) are directly related to any Underwriter’s failure to comply with its obligation under Section 9(p), and (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Long Beach Preliminary Prospectus, the Long Beach Prospectus, or any amendment or supplement thereto, or arise out of, or are based upon, the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but with respect to clause (b)(iii) above only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the related Underwriters’ Information of such Underwriter, and the Depositor will reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action described therein, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that it may have to any indemnified party under this Section 8(a) or (b) unless the indemnifying party is materially prejudiced by such omission to notify and in any event the failure to notify the indemnifying party shall not relieve it from any liability which it may have to the indemnified party otherwise than under Section 8(a) or (b) of this Agreement. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish to do so, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (such consent not to be unreasonably withheld, conditioned or delayed), be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party under this Section 8, such indemnifying party shall not be liable for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and preparation for a defense.

Any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the employment thereof has been specifically authorized by the indemnifying party in writing (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel; (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to local counsel) at any time for all such indemnified parties, which firm shall be designated in writing (i) by the related Underwriter, if the indemnified parties under this Section 8 consist of one Underwriter or any of its controlling persons, (ii) by the Representatives, if the indemnified parties under this Section 8 consist of more than one Underwriter or their controlling persons or (iii) the Depositor if the indemnified parties under this Section 8 consist of the Depositor or any of the Depositor’s directors, officers or controlling persons.

Each indemnified party, as a condition of the indemnity agreements contained in Section 8(a) and Section 8(b), shall use its reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability (to the extent set forth in Section 8(a) or Section 8(b) as applicable) by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or failure to act by or on behalf of an indemnified party.

Notwithstanding the foregoing paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

(d)           If the indemnification provided for in Section 8(a) or 8(b)(iii) is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the related Underwritten Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. If the indemnification provided for in Section 8(b)(i) or (ii) is unavailable or insufficient to hold harmless the indemnified party under Section 8(b)(i) or (ii), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 8(b)(i) or (ii) in such proportion as appropriate to reflect the relative fault of the Depositor on one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters with respect to the related Underwritten Certificates. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor by the Representatives on behalf of the several Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to above in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of underwriting discounts and commissions received by such Underwriter with respect to the related Underwritten Certificates, which amounts are set forth in Schedule A hereto. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

SECTION 9. Offering Communications; Free Writing Prospectuses.

(a)           Unless preceded or accompanied by the Long Beach Preliminary Prospectus, the Underwriters have not conveyed or delivered, and shall not convey or deliver, any written communication, as defined in Rule 405 under the Act (a “Written Communication”), to any person in connection with the initial offering of the Underwritten Certificates, unless such Written Communication (i) has been, or is, made in reliance on and in conformity with Rule 134 under the Securities Act, (ii) constitutes a prospectus satisfying the requirements of Rule 430B under the Securities Act or (iii) constituted or constitutes a “free writing prospectus,” as defined in Rule 405 under the Securities Act (a “Free Writing Prospectus”). Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of the Depositor, which may be withheld in its sole discretion, the Underwriters have not conveyed or delivered, and shall not convey or deliver, in connection with the initial offering of the Underwritten Certificates, any Free Writing Prospectus unless such Free Writing Prospectus contains only ABS Informational and Computational Material, as defined in Item 1101(a) of Regulation AB under the Act (“ABS Informational and Computational Material”); provided however, that any such Free Writing Prospectus may also contain a column showing the status of subscriptions for the Underwritten Certificates. The Underwriters have not conveyed or delivered, and shall not convey or deliver, any ABS Informational and Computational Material in reliance on Rules 167 and 426 under the Act. Any Free Writing Prospectus prepared by or on behalf of any Underwriter is referred to as an “Underwriter Free Writing Prospectus.”

(b)           (i)       [Reserved].

(ii)       The Underwriters have not conveyed or delivered, and shall not convey or deliver, a Free Writing Prospectus that contains general information about the offering, the expected parameters of the Mortgage Pool, transaction parties known to the Depositor and the tax and SMMEA treatment of the Certificates (the “Issuer Free Writing Prospectus”) to any person or entity until the Depositor has notified the Underwriters that it has filed or will subsequently file the Issuer Free Writing Prospectus with the Commission. Thereafter, an Issuer Free Writing Prospectus may be used by the Underwriters solely in connection with the marketing of the Underwritten Certificates to institutional investors; provided however, the Underwriters shall not enter into any “contract of sale” with any investor, within the meaning of Rule 159 under the Securities Act (a “Contract of Sale”) except as provided in Section 9(p).

(c)           [Reserved].

(d)           [Reserved].

(e)           (i)       The Underwriters shall deliver to the Depositor, no later than the date of first use thereof, each Underwriter Free Writing Prospectus that contains any “issuer information,” as defined in Rule 433(h) under the Securities Act and footnote 271 of Securities Act Release No. 33-8591 (“Issuer Information”) unless an Underwriter Free Writing Prospectus including such Issuer Information was previously delivered to the Depositor pursuant to this Section 9(e)(i) or was included in any Issuer Free Writing Prospectus or in the Long Beach Preliminary Prospectus.

(ii)       Subject to Section 9(e)(i), to facilitate the filing thereof by the Depositor, the Underwriters have provided, or shall provide, the Issuer Information contained in any Underwriter Free Writing Prospectus in a separate document from the portion of such Free Writing Prospectus which contains information other than Issuer Information.

(iii)       Notwithstanding the provisions of Section 9(e)(i), any Free Writing Prospectus described therein that contains only ABS Informational and Computational Materials may be delivered by the Underwriters to the Depositor not later than the later of (a) four Business Days prior to the due date for filing of the Long Beach Prospectus pursuant to Rule 424(b) under the Securities Act or (b) the date of first use of such Free Writing Prospectus.

(f)           The Underwriters represent and warrant to the Depositor that the Underwriter Free Writing Prospectuses furnished, or to be furnished, to the Depositor by the Underwriters pursuant to Section 9(e) constitute, or will constitute, all Underwriter Free Writing Prospectuses of the type described therein that were furnished to prospective investors by the Underwriters in connection with its offer and sale of the Underwritten Certificates.

(g)           The Underwriters severally and not jointly represent and warrant to the Depositor that each Underwriter Free Writing Prospectus provided by any of them to an investor in the Underwritten Certificates did not, as of its date, include any untrue statement of a material fact or omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided however, that such Underwriter makes no representation to the extent such misstatements were the result of (i) any Pool Error that was not corrected by information subsequently supplied by the Depositor to the Underwriters prior to the Time of Sale to the applicable investor, (ii) any information that is Issuer Information or contained in an Issuer Free Writing Prospectus, the Long Beach Preliminary Prospectus or the Long Beach Prospectus, including any information incorporated therein by reference (other than information incorporated by reference from the Underwriter Free Writing Prospectus) or (iii) any information that is contained in Pool Information.

(h)           The Depositor has filed, or agrees to file, with the Commission the following:

(i)       Any Issuer Free Writing Prospectus; and

(ii)       Any Underwriter Free Writing Prospectus delivered by the Underwriters to the Depositor pursuant to Section 9(e) or, at the election of the Depositor, the portion of such Underwriter Free Writing Prospectus which consists of Issuer Information.

(i)           Any Free Writing Prospectus required to be filed pursuant to Section 9(h) by the Depositor shall be filed with the Commission not later than the date of first use of the Free Writing Prospectus, except that:

(i)       any Free Writing Prospectus or portion thereof required to be filed that contains only the description of the final terms of the Certificates may be filed by the Depositor within two days of the later of the date such final terms have been established for all classes of Certificates and the date of first use; and

(ii)       any Free Writing Prospectus or portion thereof required to be filed that consists of only ABS Informational and Computational Material may be filed by the Depositor with the Commission not later than the later of the due date for filing the Long Beach Prospectus relating to the Certificates pursuant to Rule 424(b) under the Securities Act or two Business Days after the first use of such Free Writing Prospectus.

(j)           Notwithstanding the provisions of Section 9(h), the Depositor shall not be required to file (A) Issuer Information contained in any Underwriter Free Writing Prospectus if such information is included or incorporated by reference in a prospectus or Free Writing Prospectus previously filed with the Commission that relates to the offering of the Underwritten Certificates, or (B) any Free Writing Prospectus or portion thereof that contains a description of the Underwritten Certificates or the offering of the Underwritten Certificates which does not reflect the final terms thereof.

(k)           The Underwriters have filed, or shall file, with the Commission any Underwriter Free Writing Prospectus that was or is distributed by or on behalf of any of the Underwriters in a manner reasonably designed to lead to its broad, unrestricted dissemination not later than the date of the first use of such Underwriter Free Writing Prospectus.

(l)           Notwithstanding the provisions of Sections 9(h) and 9(k), neither the Depositor nor the Underwriters shall be required to file any Free Writing Prospectus that does not contain substantive changes from or additions to a Free Writing Prospectus previously filed with the Commission.

(m)           The Depositor and the Underwriters agree that any Free Writing Prospectuses prepared by it shall contain the following legend:

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-8[xx-xxx-xxxx]

(n)           Each Underwriter will comply with the record retention requirements of Rule 433(g) under the Securities Act relating to Free Writing Prospectuses.

(o)           (i)       Each Underwriter agrees to keep and maintain, for a period of not less that three years following the date of initial issuance of the Underwritten Certificates, written records documenting, as to each investor in Underwritten Certificates, the Time of Sale and the date on which each Issuer Free Writing Prospectus and each Underwriter Free Writing Prospectus was conveyed to such investor.

(ii)       In the event of any litigation or threatened litigation in connection with the marketing or sale of the Certificates, that in the good faith judgment of the Depositor is not based on a frivolous claim, against the Depositor or any of its affiliates with respect to the Certificates, each Underwriter shall, upon the reasonable request of the Depositor, make available to the Depositor copies of all records required to be maintained by it pursuant to Section 9(o)(i) and any Free Writing Prospectus required to be retained by it pursuant to Section 9(n).

(p)           The Underwriters have not entered into, and will not enter into, any Contract of Sale with respect to the Underwritten Certificates with any investor, unless the Underwriters have delivered to such investor a copy of the Long Beach Preliminary Prospectus (which delivery may be made by electronic delivery).

(q)           (i)       In the event that the Depositor becomes aware that the Long Beach Preliminary Prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading (such Long Beach Preliminary Prospectus, a “Defective Long Beach Preliminary Prospectus”), the Depositor shall notify the Underwriters thereof within one Business Day after discovery and the Depositor shall, if requested by the Underwriters, prepare and deliver to the Underwriters a Corrected Long Beach Preliminary Prospectus.

(ii)           [Reserved].

(iii)           The Underwriters shall, if requested by the Depositor:

(A)       [Reserved];

(B)       deliver the Corrected Long Beach Preliminary Prospectus to each investor which received the Defective Long Beach Preliminary Prospectus prior to entering into a Contract of Sale; and

(C)       [Reserved];

(D)       [Reserved];

(E)       comply with the requirements for reformation of the original Contract of Sale described in Section IV.2.c of Securities Act Release 33-8591.

(iv)           If the Underwriters shall in good faith incur any costs in connection with the reformation process described in this Section 9(q) as a result of a Defective Long Beach Preliminary Prospectus, the Depositor agrees to reimburse the Underwriters for such costs; provided that the Underwriters shall use diligent efforts to mitigate such costs..

(r)           Each Underwriter covenants with the Depositor that it will make available to the Depositor upon reasonable prior notice and at reasonable times such personnel as are familiar with the Underwriter’s compliance procedures for the purpose of answering questions concerning the Underwriter’s practices and procedures for the preparation and dissemination of Written Communications concerning the Certificates to prospective investors prior to the delivery of the Long Beach Prospectus to such investors.

(s)           Each Underwriter covenants with the Depositor that after the Long Beach Prospectus is available, the Underwriter shall not distribute any Written Communication concerning the Underwritten Certificates to a prospective investor unless such communication is preceded or accompanied by the Long Beach Prospectus.

(t)           Each Underwriter agrees, upon request of the Depositor, to provide to the Depositor any information within the control of the Underwriter that the Depositor may reasonably request to enable the Depositor to timely and accurately meet its disclosure and reporting obligations under the Securities Act and the Exchange Act.

(u)           Each Underwriter agrees to use reasonable efforts to cause any credit enhancement provider, derivative counterparty, special servicer or credit risk manager arranged by the Underwriter in connection with the Offered Certificates to provide to the Depositor such narrative disclosure, financial information, including required accountants’ consents, and other information as the Depositor may reasonably request to enable the Depositor to timely and accurately meet its disclosure and reporting obligations under the Securities Act and the Exchange Act.

(v)           Notwithstanding any other provision herein, the Underwriters, on one hand, and the Depositor, on the other hand, agree to pay all costs and expenses of the other parties including, without limitation, legal fees and expenses, incurred in connection with any successful action by the Underwriters or the Depositor against the other parties to enforce any of their rights set forth in this Section 9.

SECTION 10. Representations, Warranties, Indemnities and Agreements to Survive Delivery. All representations, warranties, indemnities and agreements contained in this Agreement or contained in certificates of officers of the Depositor or the Seller submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or controlling persons thereof, or by or on behalf of the Depositor or the Seller, and shall survive delivery of any Underwritten Certificates to the Underwriters.

SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters participating in the public offering of the Underwritten Certificates shall fail at the Closing Date to purchase the Underwritten Certificates which it is (or they are) obligated to purchase hereunder (the “Defaulted Certificates”), then the non-defaulting Underwriters shall have the right, within one Business Day thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Certificates in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the Underwriters have not completed such arrangements within such 24-hour period, then

(a)           if the aggregate principal amount of Defaulted Certificates does not exceed 10% of the aggregate principal amount of the Underwritten Certificates to be purchased pursuant to this Agreement, the non-defaulting Underwriters named in this Agreement shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all such non-defaulting Underwriters, or

(b)           if the aggregate principal amount of Defaulted Certificates exceeds 10% of the aggregate principal amount of the Underwritten Certificates to be purchased pursuant to this Agreement, this Agreement shall terminate, without any liability on the part of any non-defaulting Underwriters.

No action taken pursuant to this Section 11 shall relieve any defaulting Underwriter from any liability with respect to any default of such Underwriter under this Agreement.

In the event of a default by any Underwriter as set forth in this Section 11, each of the non-defaulting Underwriters, the Depositor and the Seller shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order that any required changes in the Registration Statement, the Long Beach Preliminary Prospectus or the Long Beach Prospectus or in any other documents or arrangements may be effected.

SECTION 12. Termination of Agreement. The Underwriters may terminate this Agreement immediately upon notice to the Depositor at any time at or prior to the Closing Date if the events set forth in Section 6(h) of this Agreement shall occur and be continuing, or if any other closing condition set forth in Section 6 shall not have been fulfilled when required to be fulfilled. In the event of any such termination, the provisions of Section 7, the indemnity and contribution agreements set forth in Section 8, and the provisions of Sections 10 and 15 shall remain in effect.

SECTION 13. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)           if to the Underwriters, shall be delivered or sent to the Underwriters by mail, telex or facsimile transmission to Greenwich Capital Markets, Inc., 600 Steamboat Road, Greenwich, Connecticut 06830, to WaMu Capital Corp., 1201 3rd Avenue, WMT 0626, Seattle, Washington 98101 and to Lehman Brothers Inc. 745 Seventh Avenue, New York, New York 10019;

(b)           if to the Depositor, shall be delivered or sent by mail, telex or facsimile transmission in care of Long Beach Securities Corp., c/o Long Beach Mortgage Company, 1201 Third Avenue, WMT1706, Seattle, Washington 98101, Attention: General Counsel; and

(c)           if to the Seller, shall be delivered or sent by mail, telex or facsimile transmission in care of Long Beach Mortgage Company, 1201 Third Avenue, WMT1706, Seattle, Washington 98101, Attention: General Counsel.

SECTION 14. Persons Entitled to the Benefit of this Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Seller and the Depositor, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that the representations, warranties, indemnities and agreements contained in this Agreement shall also be deemed to be for the benefit of the person or persons, if any, who control any of the Underwriters within the meaning of Section 15 of the Securities Act, and for the benefit of each Underwriter’s respective officers and directors, for the benefit of directors of the Depositor, officers of the Depositor who have signed the Registration Statement and any person controlling the Depositor within the meaning of Section 15 of the Securities Act and for the benefit of directors of the Seller, officers of the Seller and any person controlling the Seller within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 15. Survival. The respective indemnities, representations, warranties and agreements of the Depositor, the Seller and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Underwritten Certificates and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

SECTION 16. Definition of the Term “Business Day”. For purposes of this Agreement, “Business Day” means any day on which the New York Stock Exchange, Inc. is open for trading.

SECTION 17. Governing Law: Submission to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof.

The parties hereto hereby submit to the jurisdiction of the United States District Court for the Southern District of New York and any state trial court having general jurisdiction in the State of New York located in the City and County of New York, and appeals from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court.

The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18. Counterparts. This Agreement may be executed in counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

SECTION 19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

SECTION 20. Representations, Warranties and Obligations of the Seller.

(a)           The Seller represents and warrants to the Underwriters that as of the Closing Date, the representations and warranties of the Seller in the Agreements will be true and correct in all material respects and the execution, delivery and performance of this Agreement by the Seller does not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Seller is a party, by which the Seller is bound or to which any of the properties or assets of the Seller or any of its subsidiaries is subject, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Seller or its ability to perform its obligations under any of the Agreements, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Seller or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Seller or any of its properties or assets, which breach or violation would have a material adverse effect on the business, operations or financial condition of the Seller or its ability to perform its obligations under this Agreement.

(b)           The Seller agrees with the Underwriters, for the sole and exclusive benefit of each such Underwriter, each such Underwriter’s officers and directors and each person controlling such Underwriter within the meaning of the Securities Act, and not for the benefit of any assignee thereof or any other person or persons dealing with such Underwriter as follows: in consideration of and as an inducement to their agreement to purchase the Underwritten Certificates from the Depositor, to unconditionally and irrevocably indemnify and hold harmless each Underwriter against any failure by the Depositor to perform its obligations to the Underwriters hereunder, including, without limitation, any failure by the Depositor to honor any obligation to any Underwriter pursuant to Sections 7, 8 and/or 15 (with respect to the survival of indemnities) hereof. In the case of any claim against the Seller by any Underwriter, any officer or director of any Underwriter or any person controlling any Underwriter, it shall not be necessary for such claimant to first pursue any remedy from or exhaust any procedures against the Depositor.

If the foregoing correctly sets forth the agreement among the Depositor, the Seller and the Underwriters, please indicate your acceptance in the space provided for the purpose below.

Very truly yours,

LONG BEACH MORTGAGE COMPANY

By:  _____________________________
Name:
Title:

LONG BEACH SECURITIES CORP.

By:  _____________________________
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

GREENWICH CAPITAL MARKETS, INC.

By:  ______________________________
Name:
Title:

WAMU CAPITAL CORP.

By:  ______________________________
Name:
Title:

LEHMAN BROTHERS INC.

By:  ______________________________
Name:
Title:

SCHEDULE A

Underwriters	Original Certificate Principal Balance of the Class I-A Certificates	Original Certificate Principal Balance of the Class II-A1 Certificates	Original Certificate Principal Balance of the Class II-A2 Certificates	Original Certificate Principal Balance of the Class II-A3 Certificates	Original Certificate Principal Balance of the Class II-A4 Certificates	Original Certificate Principal Balance of the Class M-1 Certificates	Original Certificate Principal Balance of the Class M-2 Certificates

Greenwich Capital Markets, Inc..	$550,945,500	$289,988,000	$114,897,500	$211,817,000	$34,623,000	$51,064,500	$45,808,000

WaMu Capital Corp.	$440,756,400	$231,990,400	$91,918,000	$169,453,600	$27,698,400	$40,851,600	$36,646,400

Lehman Brothers Inc.	$110,189,100	$57,997,600	$22,979,500	$42,363,400	$6,924,600	$10,212,900	$9,161,600

Underwriters	Original Certificate Principal Balance of the Class M-3 Certificates	Original Certificate Principal Balance of the Class M-4 Certificates	Original Certificate Principal Balance of the Class M-5 Certificates	Original Certificate Principal Balance of the Class M-6 Certificates	Original Certificate Principal Balance of the Class M-7 Certificates	Original Certificate Principal Balance of the Class M-8 Certificates	Original Certificate Principal Balance of the Class M-9 Certificates

Greenwich Capital Markets, Inc..	$28,536,000	$24,781,500	$24,781,500	$23,279,500	$20,275,500	$15,019,000	$12,015,000

WaMu Capital Corp.	$22,828,800	$19,825,200	$19,825,200	$18,623,600	$16,220,400	$12,015,200	$9,612,000

Lehman Brothers Inc.	$5,707,200	$4,956,300	$4,956,300	$4,655,900	$4,055,100	$3,003,800	$2,403,000

Underwriters	Original Certificate Principal Balance of the Class M-10 Certificates

Greenwich Capital Markets, Inc.	$12,015,000

WaMu Capital Corp.	$9,612,000

Lehman Brothers Inc.	$2,403,000

Each of the Underwriters will purchase the principal amount of each class set forth opposite its name above. The Underwritten Certificates will be offered by the Underwriters at the prices set forth below as the price to public. Total underwriting discounts and commissions to be received by the Underwriters in respect of each class of Underwritten Certificates will be the percentage set forth in the table below as the underwriting discount for such class of the original certificate principal balance set forth below of each such class. The underwriting discount and commissions to be received by each Underwriter in respect of a class of Underwritten Certificates will be the product of (i) the percentage obtained by dividing the principal amount of such class set forth opposite its name above by the original certificate principal balance of such class set forth below and (ii) the total underwriting discount and commissions received by the Underwriters for such class. Net proceeds to the Depositor from the sale of the Underwritten Certificates will be the percentage set forth in the table below as proceeds to the Depositor of the initial principal amount of each such class.

Class	Original Certificate Principal Balance	Pass-Through Rate	Price to Public	Underwriting Discount	Proceeds to the Depositor

Class I-A	$1,101,891,000	Variable
Class II-A1	$579,976,000	Variable
Class II-A2	$229,795,000	Variable
Class II-A3	$423,634,000	Variable
Class II-A4	$69,246,000	Variable
Class M-1	$102,129,000	Variable
Class M-2	$91,616,000	Variable
Class M-3	$57,072,000	Variable
Class M-4	$49,563,000	Variable
Class M-5	$49,563,000	Variable
Class M-6	$46,559,000	Variable
Class M-7	$40,551,000	Variable
Class M-8	$30,038,000	Variable
Class M-9	$24,030,000	Variable
Class M-10	$24,030,000	Variable